EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Lee Costerd, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the Annual Report on Form 10-K/A of Wolverine Exploration Inc. for the year ended May 31, 2010 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Wolverine Exploration Inc.

Dated: March 29, 2011

/s/ Lee Costerd
Lee Costerd
Chief Executive Officer, Chief Financial Officer and
Director
(Principal Executive Officer, Principal Financial
Officer and Principal Accounting Officer)
Wolverine Exploration Inc.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Wolverine Exploration Inc. and will be retained by Wolverine Exploration Inc. and furnished to the Securities and Exchange Commission or its staff upon request.